Exhibit 23.10

CONSENT OF RODNEY BREUER

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Preliminary Economic Assessment of SW Arkansas Lithium Project” dated November 20, 2021, which is included in, or incorporated by reference into, the Registration Statement on Form S-8 dated January 28, 2022 and any amendments and exhibits thereto, of Standard Lithium Ltd.

/s/ Rodney Breuer
Rodney Breuer, P.E. Vice President Engineering, Compliance and Construction, Inc.

Date: January 28, 2022